Indemnification Agreement
[sometimes a Letter of Indemnification or Deed Pool of Indemnification]
Dated _____________________
Reynolds Group Holdings Limited
for the benefit and in favor of
the Indemnitees defined in agreement

THIS Agreement is made on ____________________________

BY:

Reynolds Group Holdings Limited, a company registered in New Zealand whose registered office is at Level 9, 148 Quay Street, Auckland, New Zealand (“RGHL”);

IN FAVOR AND FOR THE BENEFIT OF:

Each Indemnitee (as defined below).

BACKGROUND

A.	[Describe Transactions] (the “Transactions”)

B.	RGHL has agreed to provide an indemnity to the Indemnitees as defined below in respect of the Transaction as further described below.

It is the intention of RGHL that this document be executed as an agreement (this “Agreement”) in favor and for the benefit of each Indemnitee.

THIS AGREEMENT WITNESSES as follows:

1.	Definitions

“Obligor” means the companies listed in Part A of the Schedule to this Agreement; and

“Indemnitee” means each person listed in Part B of the Schedule to this Agreement.

2.	Indemnification

RGHL shall indemnify each Indemnitee against all legal expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges in connection therewith) (collectively, the “Indemnified Liabilities”) incurred by an Indemnitee or on an Indemnitee’s behalf in connection with any proceeding resulting from or relating to decisions the Indemnitee made or any actions the Indemnitee took on behalf of an Obligor in his or her capacity as a director or officer of that company in connection with any transactions or the approval or execution of any resolutions or documents in relation to [the Transactions].

3.	Limitations on Indemnification

Notwithstanding any other provision of this Agreement, an Indemnitee shall not be entitled to indemnification under this Agreement:

(a)	to the extent that such indemnification is not permitted by applicable laws; or

(b)	to the extent such Indemnified Liabilities are the result of the gross negligence, bad faith or willful misconduct of the Indemnitee; or

(c)
to the extent that payment is actually made, or for which payment is available, to or on behalf of the relevant Indemnitee under an insurance policy, except in respect of any amount in excess of the limits of liability of such policy or any applicable deductible for such policy; or

(d)	to the extent that payment has or will be made to the relevant Indemnitee by an Obligor or any affiliate of RGHL otherwise than pursuant to this Agreement; or

(e)	in connection with any proceeding (or part thereof) initiated by an Indemnitee, unless:

i.	such indemnification is expressly required to be made by law;

ii.	the proceeding was authorized by the shareholder(s) (or other decision making organ) of the relevant Obligor; or

iii.	such indemnification is provided by the relevant Obligor, in its sole discretion, pursuant to the powers vested in the Obligor under applicable law.

4.	Indemnification Procedure

(a)
Each Indemnitee shall give RGHL notice in writing as soon as practicable of any proceeding in relation to that Indemnitee for which indemnification will or could be sought under this Agreement. To obtain indemnification payments or advances under this Agreement, an Indemnitee shall submit to RGHL a written request therefore, together with such invoices or other supporting information as may be reasonably requested by RGHL and reasonably available to the relevant Indemnitee. Subject to clause 4 (b), RGHL shall make such indemnification payment within 30 business days of receipt of such invoices and supporting information.

(b)
There shall be no presumption in favor of indemnification. If there is a dispute between RGHL and an Indemnitee as to whether that Indemnitee is entitled to indemnification, then independent legal counsel shall be selected by the board of directors of RGHL to make such determination. The selected independent legal counsel shall make such determination within 30 business days of being selected and the decision of such independent legal counsel shall be binding upon all RGHL and the relevant Indemnitee;

5.	Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law.

6.	Governing law

This Agreement shall be governed by and its provisions construed in accordance with _______________.

7.	Amendments

No amendment or modification of this Agreement shall be effective unless it is approved in writing by each Indemnitee having the benefit of this Agreement.

8.	[Termination

This Agreement shall remain in effect in favor and for the benefit of each Indemnitee until the expiration of 12 months after the date that is the later to occur of:

(a)	the relevant Indemnitee ceasing to serve as a director of the relevant Obligor; and

(b)
the date on which all obligations of the relevant Obligor of which that Indemnitee is a director or officer (as relevant) in respect of the [Transaction Documents] are expired, terminated or released.]

IN WITNESS of which this Agreement has been executed and has been delivered on the date stated at the beginning of this Agreement for the benefit and in favor of each Indemnitee.

Reynolds Group Holdings Limited

_______________________________
Name:

Schedule

Part A

Obligor

Part B

List of Indemnitees

List of Substantially Similar Agreements

Indemnification Agreement, dated August 25, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Netherlands)
Deed Poll of Indemnification, dated August 25, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (BP III - Luxembourg)
Deed Poll of Indemnification, dated August 25, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United Kingdom)
Agreement of Indemnification, dated August 25, 2010, by Rank Group Limited for the benefit and in favour of the Indemnitees defined therein (United States)
Deed Poll of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Luxembourg)
Deed Poll of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United Kingdom - SIG)
Letter of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (SIG Euro Supervisory Board)
Letter of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Austria - SIG)
Letter of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Hong Kong - SIG)
Letter of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Switzerland - SIG)
Letter of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Thailand - SIG)
Letter of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (US - SIG)
Letter of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Germany - SIG)

Deed Poll of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United Kingdom - Closures, Reynolds Consumer Products and Reynolds Foodservice)

Indemnification Agreement, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Netherlands)
Deed Poll of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Closures - Hong Kong)
Deed Poll of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Evergreen - Hong Kong)
Deed Poll of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Japan - Closures)
Letter of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Germany - Closures)
Agreement of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United States - Evergreen)
Agreement of Indemnification, dated September 13, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United States - Closures, Reynolds Consumer Products and Reynolds Foodservice)

Agreement of Indemnification, dated November 16, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Pactiv - United States)
Deed Poll of Indemnification, dated November 16, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Pactiv - United Kingdom)
Letter of Indemnification, dated November 16, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Pactiv - Germany)
Deed Poll of Indemnification, dated December 17, 2010, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein

Letter of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Germany - Closures)
Deed Poll of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Closures and Evergreen - Hong Kong)
Deed Poll of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Japan - Closures)
Deed Poll of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Luxembourg)
Indemnification Agreement, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Netherlands)
Deed Poll of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United Kingdom - Closures, Reynolds Consumer Products, Reynolds Foodservice and Pactiv)

Agreement of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United States - Closures, Reynolds Consumer Products, Evergreen, Reynolds Foodservice and Pactiv)

Letter of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Austria - SIG)
Letter of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Germany - SIG)
Letter of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Thailand)
Deed Poll of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Hong Kong - SIG)
Letter of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (SIG Euro Supervisory Board)
Letter of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Switzerland - SIG)
Deed Poll of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United Kingdom - SIG)
Letter of Indemnification, dated January 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (US - SIG)
Letter of Indemnification, dated March 1, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Pactiv - Germany)
Letter of Indemnification dated March 1, 2011 for the benefit and in favour of the Indemnitees defined therein (SIG Reinag AG)

Letter of Indemnification, dated July 6, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Germany - Closures)
Letter of Indemnification, dated July 6, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United States - Closures, Reynolds Consumer Products and Pactiv Foodservice)
Letter of Indemnification, dated July 6, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Germany - SIG)
Letter of Indemnification, dated July 6, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United Kingdom - SIG Holdings UK Limited, SIG Combibloc Limited)

Letter of Indemnification, dated July 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Hong Kong)
Letter of Indemnification, dated July 15, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Hong Kong)
Letter of Indemnification, dated July 15, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Japan)
Letter of Indemnification, dated July 15, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Luxembourg)
Letter of Indemnification, dated July 15, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Netherlands)
Letter of Indemnification, dated July 15, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Switzerland)
Letter of Indemnification, dated July 15, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United States - SIG Holdings USA, SIG Combibloc Inc.)
Letter of Indemnification, dated July 15, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Switzerland)
Letter of Indemnification, dated July 15, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United Kingdom - Closures, Reynolds Consumer Products and Pactiv Foodservice)
 Letter of Indemnification, dated July 15, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (SIG Euro Supervisory Board)

Letter of Indemnification, dated July 19, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Thailand)
Agreement of Indemnification, dated September 8, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United States)
Letter of Indemnification, dated October 5, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Austria)
Deed Poll of Indemnification, dated October 13, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Registration Statement)
Agreement of Indemnification, dated October 14, 2011, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United States - RenPac and Reynolds Manufacturing)

Agreement of Indemnification, dated March 12, 2012, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United States - Graham Packaging Holdings Company and certain of its subsidiaries)

Deed Poll of Indemnification, dated March 14, 2012, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Luxembourg - Beverage Packaging Holdings (Luxembourg) IV S.à r.l.)

Agreement of Indemnification, dated April 23, 2012, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Netherlands - Graham Packaging Holdings B.V.)
Deed Poll of Indemnification, dated October 22, 2012, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Luxembourg - Beverage Packaging Factoring (Luxembourg) S.à r.l.)

Deed Poll of Indemnification, dated December 18, 2012, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Luxembourg - Beverage Packaging Holdings (Luxembourg) V S.A.)

Agreement of Indemnification, dated May 20, 2013, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United States - Beverage Packaging Holdings II Issuer Inc.)

Deed Poll of Indemnification, dated May 20, 2013, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Luxembourg - Beverage Packaging Holdings (Luxembourg) VI S.à r.l.)

Agreement of Indemnification, dated April 4, 2013, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United States - Spirit Foodservice Products, Inc., Spirit Foodservice, Inc. and Master Containers, Inc.)
 Letter of Indemnification, dated July 10, 2013, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Austria - SIG)

Deed Poll of Indemnification, dated November 5, 2013, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (BVI)
Agreement of Indemnification, dated February 14, 2014, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (United States - Trans Western Polymers, Inc.)

Deed Poll of Indemnification, dated February 14, 2014, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Luxembourg - Beverage Packaging Holdings (Luxembourg) II S.A.)

Agreement of Indemnification, dated February 14, 2014, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Spain - Closure Systems International Espana S.L.U.)

Deed Poll of Indemnification, dated December 6, 2014, by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Germany - Pactiv-Omni Germany Holdings GmbH)
Deed Poll of Indemnification, dated June 15, 2015 by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnitees defined therein (Beverage Packaging (New Zealand) Limited

Agreement of Indemnification dated October 21, 2016 by Reynolds Group Holdings Limited for the benefit and in favour of the Indemnities defined therein (United States - GEC Packaging Technologies LLC)

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